Exhibit 99.1

Off The Hook to Host Investor Webinar to Discuss APEX Acquisition Expected to Add $30M in Revenue and Deliver $3M in Annual Cost Savings

Wilmington, NC – February 23, 2026 – Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), a vertically integrated, AI-powered marine marketplace and the largest buyer and seller of used boats in the nation, is pleased to invite investors to a webinar on February 23, 2026, at 4:15 p.m. ET.

The exclusive event, hosted by RedChip Companies, will feature Brian John, CEO of Off The Hook Yachts, who will discuss the Company’s recently announced definitive agreement to acquire Apex Marine Group of Companies (APEX), a premier South Florida marine service, storage, and sales organization.

●	Contribution of approximately $30 million in annual revenue in 2025 (unaudited)
●	Estimated $3 million in annual cost savings, elimination of third-party service providers and storage fees.
●	Addition of great brands like Pursuit, Fountain, Solace and Nauticstar to its arsenal.
●	Addition of a seasoned team of “new boat” brokers

During the presentation, Mr. John will outline the strategic rationale behind the acquisition, integration plans, and how the transaction establishes a centralized South Florida mega sales, service and refurbishment destination. He will discuss how the expanded in-house infrastructure complements the Company’s industry-leading AI-powered marketplace by accelerating inventory turnover, enhancing pricing precision and quality control, strengthening its international buyer network, and positioning Off The Hook for margin expansion and scalable long-term growth.

The acquisition, which includes four strategically located South Florida facilities in Miami, Palm Beach, Stuart and the Keys, is expected to close within approximately 60 days, subject to customary conditions.

A live Q&A session with management will follow the presentation.

To register for the free webinar, please visit: https://www.redchip.com/webinar/OTH/81364619254

Questions can be pre-submitted to OTH@redchip.com or asked online during the live event.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, and financed across the United States. Leveraging proprietary technology, deep transaction data, and a national acquisition network, the Company increases speed, transparency, and inventory velocity across boat brokerage, wholesale trading, auctions, financing, and marine services, with an integrated ecosystem that includes Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, Off The Hook is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Investor Relations

ir@offthehookys.com

Dave Gentry

RedChip Companies Inc.

1-800-REDCHIP (733-2447)

1-407-644-4256

OTH@redchip.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.